As filed with the Securities and Exchange Commission on March 6, 2009
 Registration No. 333-143288

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ibis Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or other Jurisdiction of Incorporation or Organization)	04-2987600 (I.R.S. Employer Identification Number)

c/o Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
_______________________

Craig R. Jalbert
President and Chief Administrative Officer
Ibis Technology Corporation
c/o Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxborough, MA 02035
(508) 543-1720
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Lawrence H. Gennari, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

 DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-143288) to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Foxborough, Commonwealth of Massachusetts, on March 4, 2009.

IBIS TECHNOLOGY CORPORATION

By:	/s/ Craig R. Jalbert
Craig R. Jalbert
President and Chief Administrative Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig R. Jalbert	President and Chief Executive Officer	March 4, 2009
Craig R. Jalbert	(Principal Executive, Financial and Accounting Officer)
*
Keith Lowey	Director	March 4, 2009
*
William Schmidt	Director	March 4, 2009
* By: /s/ Craig R. Jalbert
Craig R. Jalbert as attorney-in-fact